Investor Contact:
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Lippert/Heilshorn & Associates
Investor Relations/San Francisco
(415) 433-3777
Keith Lippert 212/838-3777

         PhotoWorks, Inc. Closes $15 Million Preferred Stock Financing PhotoWorks Online Archive Now Hosts 80 Million Customer Photos
   Company Closes $15 Million Capital Infusion from Orca Bay Partners and its
                      Affiliates and Madrona Venture Group

SEATTLE - February 14, 2000 - Enhancing its leadership position in the online Internet based image management space, PhotoWorks, Inc. (Nasdaq NM: FOTO) today announced the closing of its $15 million preferred stock and warrant financing previously announced on February 1, 2000.

Orca Bay Partners and its affiliates, a private equity investment firm affiliated with John McCaw (a co-founder of McCaw Cellular) led the $15 million round of financing, with Madrona Venture Group. The investment, which closed today, is intended to allow PhotoWorks to leverage its leading technology, photo processing capabilities and customer base to capitalize on the expected explosive growth in the digital image management and Internet photo processing market. The Company intends to use the proceeds to expand the Company's marketing presence, enhance its branding campaign, leverage its Internet position through additional strategic alliances and add senior management resources.

Ross Chapin from Orca Bay Partners and Paul Goodrich from Madrona Venture Group are expected to join the Board of Directors, increasing the number of Board members from five to seven.

"Ross Chapin and Paul Goodrich will add new dimensions to our Board," stated Gary Christophersen, President and CEO of PhotoWorks. "Their experience with a variety of technology and Internet companies will help us mold our emerging web centric business. Their investment is very timely-- we have just confirmed the market's expectations for rapid growth in the demand for online photo services at the recent Photo Marketing Association annual meeting. Our customers seem to be noticing as well, our PhotoWorks archive now hosts over 80 million customer images."

About Orca Bay Partners

Orca Bay Partners is a private equity investment firm providing equity capital for transactions ranging from recapitalizations of mature businesses to growth capital for emerging companies. Founded in 1998, and based in Seattle, Orca Bay Partners makes investments in companies that are uniquely positioned to benefit from growing or changing markets.

About Madrona Venture Group

Madrona Venture Group (http://www.madronagroup.com) is an early-stage investor focused on the Internet Economy in the Northwest. The firm recently closed a $250 million venture fund directed at emerging Internet, software and telecommunication businesses. Some of Madrona's early-stage investments include Amazon.com, Homegrocer.com, and Nordstrom.com.

About PhotoWorks

PhotoWorks, Inc. (formerly Seattle FilmWorks, Inc.) is a photofinishing and online image management company and a leader in providing digital images over the Internet. PhotoWorks online is an increasingly popular way for people to share photos over the Internet. With more than 80 million images archived, PhotoWorks online is the largest online consumer photo archive site on the Web. The PhotoWorks online service includes free scanning of every photograph (with normal film processing fees), Web posting to a private site and lifetime archiving, as long as the consumer remains an active customer of PhotoWorks. The online archive is expanding the way people can enjoy their photos by enabling the growing popularity of photo e-mails and the ability to order photographic reprints online without the need for negatives. To get started, customers can request a free film processing starter kit at www.photoworks.com.

Based in Seattle, PhotoWorks (Nasdaq NM: FOTO) was founded in 1978.

Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

Statements in this news release concerning, leadership in the provision of digital images over the Internet, the market's expectations for rapid growth in the digital image management and Internet photo processing market or the demand for online photo services and the Company's ability to capitalize on that growth, the growing popularity of online photos and photo e-mails and any other statement which may be construed as a prediction of future capabilities, performance or events are forward-looking statements, the occurrence of which are subject to a number of known and unknown risks and uncertainties which might cause actual performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include the possibility of delays in the expansion of image storage capacity due to delays in deliveries from suppliers or technical problems; system performance problems due to technical difficulties, system malfunctions, Internet interruptions or other factors; pricing and other activities by competitors; and other risks including those described in the Company's Annual Report on Form 10-K and those described from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.

All companies and product names are trademarks of their respective  owners.  For
more   information,    e-mail   info@photoworks.com   or   call   800.PHOTOWORKS
(800.746.8696). Copyright   2000 PhotoWorks, Inc.